Exhibit 99.2
DIVERSIFIED RESTAURANT HOLDINGS, INC. AND AMC MANAGED AFFILIATES GROUP
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Basis of Presentation
On February 5, 2010, Diversified Restaurant Holdings, Inc. (the “Company” or “DRH”) filed a Current Report on Form 8-K to report that, among other things, the Company had, through its wholly-owned subsidiary AMC Wings, Inc. (“Wings”), acquired nine affiliated Buffalo Wild Wings restaurants (the “Affiliated Restaurants” or “AMC Managed Affiliates Group”) on February 1, 2010, pursuant to the terms of various Purchase Agreements by and between the Company and each of the Affiliated Restaurants, effective as of February 1, 2010 (the “Transaction”).
The Company’s most recent fiscal year ended on December 27, 2009, while the most recent fiscal year for the Affiliated Restaurants ended on December 31, 2009. The difference in data related to the difference in fiscal-year end-dates has been deemed immaterial for this disclosure.
The unaudited pro forma balance sheet data as of December 27, 2009 (and December 31, 2009 for Affiliated Restaurants) gives effect to the Transaction as if it had occurred December 27, 2009.
The unaudited pro forma consolidated statements of operations data ended December 27, 2009 (and December 31, 2009 for Affiliated Restaurants) give effect to the Transaction as if it occurred on January 1, 2009.
As the Transaction occurred between affiliated entities, no goodwill or other adjustments were recognized as a result of recording the Transaction.
The unaudited pro forma consolidated financial statements do not purport to represent what our results of operations or financial condition actually would have been if the Transaction occurred on the dates indicated, nor do they purport to represent or project our results of operations for any future period or our financial condition as of any future date. You should read the unaudited pro forma consolidated financial statements in conjunction with our audited consolidated financial statements, related notes and management’s discussion and analysis in our Form 10-K for the year ended December 27, 2009.
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PRO-FORMA DRH & AMC MANAGED AFFILIATES GROUP
CONSOLIDATED BALANCE SHEETS

		AMC Managed
	DRH	Affiliates Group		Pro Forma*
	December 27	December 31	Pro Forma	December 27 & 31
	2009	2009	Adjustments	2009
ASSETS
Current assets
Cash and cash equivalents	$649,518	$697,534	$—	$1,347,052
Accounts receivable — related party	254,540	369,445	—	623,985
Inventory	125,332	181,969	—	307,301
Prepaid assets	103,452	49,250	—	152,702
Accounts receivable — other	11,219	4,666	—	15,885
Other assets	49,280	26,497	—	75,777

Total current assets	1,193,341	1,329,361	—	2,522,702

Property and equipment, net	7,866,149	3,789,364	—	1,655,513
Intangible assets, net	411,983	339,796	—	751,779
Deferred income taxes	246,754	—	—	246,754

Total assets	$9,718,227	$5,458,521	$—	$15,176,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$1,402,742	$790,315	—	$2,193,057
Accounts payable	293,984	233,167	—	527,151
Accrued liabilities	329,355	345,413	—	674,768
Deferred rent	54,273	50,667	—	104,940

Total current liabilities	2,080,354	1,419,562	—	3,499,916

Accrued rent	253,625	592,389	—	846,014
Deferred rent	422,068	215,956	—	638,024
Other liabilities — interest rate swap	167,559	46,045	—	213,604
Long-term debt, less current portion	4,601,909	2,165,132	—	6,767,041
Related party payable	—	430,351	—	430,351

Total liabilities	7,525,515	4,869,435	—	12,394,950

Stockholders’ / members’ equity
Common stock	1,863	528,605	—	530,468
Additional paid In capital	2,356,155	353,692	—	2,709,847
Retained earnings	(165,306)	106,837	—	(58,469)
Members’ equity	—	(400,048)	—	(400,048)

Total stockholders’ and members’ equity	2,192,712	589,086	—	2,781,798

Total liabilities and stockholders’ / members’equity	$9,718,227	$5,458,521	$—	$15,176,748

*	Pro Forma presentation gives effect to the Transaction as if it had occurred December 27, 2009.

PRO-FORMA DRH & AMC MANAGED AFFILIATES GROUP
STATEMENT OF OPERATIONS

		AMC Managed
	DRH	Affiliates Group			Pro Forma*
	December 27	December 31	Pro Forma		December 27 & 31
	2009	2009	Adjustments		2009
Revenue
Management and advertising fees	$1,744,505	$—	$(1,744,505	)(1)	$—
Food and beverage sales	17,317,996	24,436,519	—		41,754,515

Total revenue	19,062,501	24,436,519	(1,744,505)		41,754,515

Operating expenses
Compensation costs	5,724,053	5,746,191	—		11,470,244
Food and beverage costs	5,325,825	7,703,278	—		13,029,103
General and administrative	4,693,219	5,199,140	—		9,892,359
Occupancy	1,132,364	1,802,999	—		2,935,363
Management and advertising fees	—	1,744,505	(1,744,505	)(1)	—
Depreciation and amortization	1,203,337	1,160,411	—		2,363,748

Total operating expenses	18,078,798	23,356,524	(1,744,505)		39,690,817

Income from operations	983,703	1,079,995	—		2,063,698

Interest expense	445,820	332,792	—		778,612
Other (income)/expense, net	(80,706)	(80,720)	—		(161,426)

(Loss) income before income taxes	618,589	827,923	—		1,446,512

Income tax benefit (provision)	(252,064)	—	—		(252,064)

Net (loss) income	$366,525	$827,923	$—		$1,194,448

*	Pro Forma presentation gives effect to the Transaction as if it occurred on January 1, 2009.

(1)	Reflects the elimination of management and advertising fees paid by the AMC Managed Affiliates Group to DRH.

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